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                                                                    EXHIBIT (11)

                        HONEYWELL INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 1995
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                   1995         1994         1993         1992         1991
                                                                -----------  -----------  -----------  -----------  -----------
Primary:
Income:
  Income before extraordinary item and cumulative effect of
   accounting changes.........................................  $     333.6  $     278.9  $     322.2  $     399.9  $     331.1
  Extraordinary item -- loss on early redemption of debt......                                                (8.6)
  Cumulative effect of accounting changes (Note)..............                                              (144.5)
                                                                -----------  -----------  -----------  -----------  -----------
    Net income................................................  $     333.6  $     278.9  $     322.2  $     246.8  $     331.1
                                                                -----------  -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------  -----------
Shares:
  Weighted average of shares outstanding during the year......  127,138,774  129,440,052  134,242,394  138,525,414  140,868,222
                                                                -----------  -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------  -----------
Earnings per share:
  Income before extraordinary item and cumulative effect of
   accounting changes.........................................  $      2.62  $      2.15  $      2.40  $      2.88  $      2.35
  Extraordinary item -- loss on early redemption of debt......                                               (0.06)
  Cumulative effect of accounting changes (Note)..............                                               (1.04)
                                                                -----------  -----------  -----------  -----------  -----------
    Net income................................................  $      2.62  $      2.15  $      2.40  $      1.78  $      2.35
                                                                -----------  -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------  -----------
Assuming full dilution:
Income:
  Income before extraordinary item and cumulative effect of
   accounting changes.........................................  $     333.6  $     278.9  $     322.2  $     399.9  $     331.1
  Extraordinary item -- loss on early redemption of debt......                                                (8.6)
  Cumulative effect of accounting changes (Note)..............                                              (144.5)
                                                                -----------  -----------  -----------  -----------  -----------
    Net income................................................  $     333.6  $     278.9  $     322.2  $     246.8  $     331.1
                                                                -----------  -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------  -----------
Shares:
  Weighted average of shares outstanding during the year......  127,138,774  129,440,052  134,242,394  138,525,414  140,868,222
  Shares issuable in connection with stock plans less shares
    purchaseable from proceeds................................    2,364,352      541,811    1,069,901    1,599,395    2,120,234
                                                                -----------  -----------  -----------  -----------  -----------
    Total shares..............................................  129,503,126  129,981,863  135,312,295  140,124,809  142,988,456
                                                                -----------  -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------  -----------
Earnings per share:
  Income before extraordinary item and cumulative effect of
   accounting changes.........................................  $      2.58  $      2.15  $      2.38  $      2.85  $      2.32
  Extraordinary item -- loss on early redemption of debt......                                               (0.06)
  Cumulative effect of accounting changes.....................                                               (1.03)
                                                                -----------  -----------  -----------  -----------  -----------
    Net income................................................  $      2.58  $      2.15  $      2.38  $      1.76  $      2.32
                                                                -----------  -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------  -----------

------------------------------
Note: The cumulative effect of accounting changes in 1992 are the result of adopting Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which reduced net income by $151.3 ($1.09 per share); SFAS No. 109, "Accounting for Income Taxes," which increased net income by $31.4 ($0.23 per share); and SFAS No. 112, "Employers' Accounting for Postemployment Benefits," which reduced net income by $24.6 ($0.18 per share).

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